Exhibit (k)(11)

EXECUTION COPY

AMENDMENT NO. 6 TO CREDIT AGREEMENT

AMENDMENT NO. 6 (this “Amendment”), dated as of December 5, 2014, to the Credit Agreement, dated as of December 12, 2008, by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks party thereto, and State Street Bank and Trust Company, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of December 11, 2009, Amendment No. 2, dated as of December 10, 2010, Amendment No. 3, dated as of December 9, 2011, Amendment No. 4, dated as of December 7, 2012, and Amendment No. 5, dated as of December 6, 2013 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.  Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.  The Borrower desires to amend the Credit Agreement upon the terms and conditions set forth herein, and all of the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.        The defined term “Applicable Fee Rate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Fee Rate” means (a) prior to the Amendment No. 6 Effective Date, the applicable rate therefor set forth herein from time to time in this Credit Agreement, and (b) at all other times, a rate per annum equal to (i) as of any date upon which the aggregate outstanding principal balance of the Loans equals or exceeds 80% of the sum of all the Commitment Amounts of all Banks, 0.125%, and (ii) as of any other date, 0.25%.

2.        The defined term “LIBOR Offered Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference “means, with respect to any LIBOR Loan for any Interest Period, the rate” with the reference “means, with respect to any LIBOR Loan for any Interest Period, the higher of (a) 0.00%, or (b) the rate”.

3.        The defined term “Overnight LIBOR Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference “means, as of any day, the rate” with the reference “means, as of any day, the higher of (a) 0.00%, or (b) the rate”.

4.        The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “December 5, 2014” with the date “December 4, 2015”.

5.        Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) The Borrower shall pay, or cause to be paid, to the Agent for the account of each Bank a commitment fee equal to the excess, if any, of such Bank’s Commitment Amount over the outstanding principal balance of such Bank’s Loans multiplied by the Applicable Fee Rate.

6.        Section 2.09(c) of the Credit Agreement is hereby amended by replacing the reference “(iv) any taxes on amounts payable to a Bank at the time such Person becomes a party to this Agreement” with the reference “(iv) any taxes on amounts payable to a Bank at the time such Person becomes a party to this Agreement, and (v) any taxes imposed pursuant to FATCA”.

7.        Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 2.11.        Withholding Tax Exemption. Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States:

(a)        each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)        duly completed copies of Internal Revenue Service Form W-8BEN-E or Internal Revenue Service Form W-8BEN (as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)        duly completed copies of Internal Revenue Service Form W-8ECI;

(iii)        in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN-E or Internal Revenue Service Form W-8BEN-E (as applicable);

(iv)        to the extent a Foreign Bank is not the beneficial owner, two duly executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN-E, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-9, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank shall provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; or

(v)        any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made;

(b)        each Bank that is not a Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Bank is legally entitled to do so), duly completed copies of Internal Revenue Service Form W-9 or successor form; and

(c)        if a payment made to a Foreign Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Foreign Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Foreign Bank shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Foreign Bank has complied with such Foreign Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the Internal Revenue Code.

8.        Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in their proper alphabetical order:

“Amendment No. 6 Effective Date” means the Amendment Effective Date under, and as such term is defined in, Amendment No. 6, dated as of December 5, 2014, to this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“OFAC” has the meaning set forth in Section 4.16.

“Sanctions” has the meaning set forth in Section 4.16.

9.        Section 4.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 4.16.        Foreign Assets, Control Regulations, Etc. (a) None of the Borrower’s, any of the Borrower’s Subsidiaries or any director, officer, employee, agent or affiliate of the Borrower, or any such Subsidiary is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Sudan and Syria); (b) the Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Borrower and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) the Borrower, and its respective directors and officers and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

10.        Article V of the Credit Agreement is hereby amended by adding a new Section 5.22 thereto, as follows:

SECTION 5.22.        Foreign Assets, Control Regulations, Etc. (a) The Borrower shall not, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

(b)        The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

11.        Section 6.01(b) of the Credit Agreement is hereby amended by replacing the reference “or 5.21” with the reference “5.21, or 5.22”.

12.        Article VIII of the Credit Agreement is hereby amended by adding a new Section 8.07 thereto, as follows:

SECTION 8.07.        Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) pursuant to Basel III, all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

13.        Schedule 1 to the Credit Agreement is hereby amended and restated in the form of Schedule 1 attached hereto.

14.        Paragraphs 1 through 13 of this Amendment shall not be effective until each of the following conditions are satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)        the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)        the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of trustees of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii) attaching a true, complete and correct copy of the Pricing Procedures as in effect on the date hereof, and (iv) certifying that the Borrower’s Charter Documents, Prospectus, statement of additional information, registration statement, investment management agreement between the Borrower and the Investment Adviser and Custody Agreement have not been amended, supplemented or otherwise modified since December 6, 2013 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)        the Agent and the Banks shall have received written opinion(s) from counsel to the Borrower in form and substance reasonably acceptable to the Agent; and

(d)        the Borrower shall have paid all out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

15.        The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of execution and delivery hereof by the Borrower (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

16.        In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

17.        This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

18.        THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By: /s/ Bruce Rosenberg
Name: Bruce Rosenberg
Title: Chief Financial Officer

Signature Page to Amendment No. 6 to Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By: /s/ Paul Koobatian
Name: Paul Koobatian
Title: Vice President

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

CREDIT SUISSE HIGH YIELD BOND FUND

Address for Notices:

Credit Suisse High Yield Bond Fund

One Madison Avenue

New York, New York 10010

Attn: Chief Financial Officer

Tel: 212 325-2000

Fax: 212-325-4120

with a copy to:

Credit Suisse High Yield Bond Fund

One Madison Avenue

New York, New York 10010

Attn: Secretary

Tel: 212 325-2000

Fax: 212-538-0422

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: William Dye

Tel: 212 728 8219

Fax: 212 728 9219

E-mail: Wdye@willkie.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE

STATE STREET BANK AND TRUST COMPANY	$170,000,000	100%

Domestic Lending Office, LIBOR Lending Office and Office for Notices to the Agent for Borrowings and Payments:

(a) if by overnight courier:

State Street Bank and Trust Company

Customer Service Unit

2 Copley Place, 3rd Floor

Boston, MA 02116

Attn: Eduardo Chaves

Tel: (617) 662-8574

with a copy to:

Attn: Peter Connolly

Tel: (617) 662-8588

(b) in all other cases:

State Street Bank and Trust Company

Customer Service Unit

Copley Place Tower, Box 5303

Boston, MA 02206

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

with a copy to:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Office for all Other Notices:

(a) if by overnight courier:

State Street Bank and Trust Company

Credit Services

2 Copley Place, 3rd Floor

Boston, MA 02116

Attn: Paul J. Koobatian,

         Vice President

Tel: (617) 662-8622

(b) in all other cases:

State Street Bank and Trust Company

Credit Services

Copley Place Tower, Box 5303

Boston, MA 02206

Attn: Paul J. Koobatian,

         Vice President

Tel: (617) 662-8622

pjkoobatian@statestreet.com